================================================================================

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 2007
                                                   REGISTRATION NO. 333-

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       ----------------------------------

                              SEACOR HOLDINGS INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       ----------------------------------

                                    DELAWARE
                (STATE OR OTHER JURISDICTION OF INCORPORATION)

                                   33-3542736
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                        2200 ELLER DRIVE, P.O. BOX 13038
                         FORT LAUDERDALE, FLORIDA 33316
                                 (954)-523-2200
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                       ----------------------------------

                               CHARLES FABRIKANT,
                             CHAIRMAN OF THE BOARD,
                                  PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER
                              SEACOR HOLDINGS INC.
                        2200 ELLER DRIVE, P.O. BOX 13038
                         FORT LAUDERDALE, FLORIDA 33316
                                 (954) 523-2200
          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                       ----------------------------------

                                   Copies to:
                               DAVID ZELTNER, ESQ.
                              JEFFERY NADLER, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.[X]

      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.[_]

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                                AMOUNT TO BE REGISTERED
                                        PROPOSED MAXIMUM OFFERING PRICE PER UNIT
                                          PROPOSED MAXIMUM AGGREGATE OFFERING
         TITLE OF EACH CLASS OF                        PRICE
      SECURITIES TO BE REGISTERED            AMOUNT OF REGISTRATION FEE
-------------------------------------   ----------------------------------------
Common Stock                                            (1)
--------------------------------------------------------------------------------

(1) An indeterminate aggregate offering price and number or amount of common stock is being registered as may from time to time be offered and sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

PROSPECTUS


                                     [LOGO]

                              SEACOR HOLDINGS INC.


                                  COMMON STOCK


      We may from time to time offer to sell our common stock. We may offer and sell our common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Our common stock also may be resold by stockholders. We will provide specific terms of any common stock to be offered in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

      Our common stock is listed on the New York Stock Exchange under the ticker symbol "CKH." On March 12, 2007, the last reported sale price for our common stock was $96.20 per share.

      THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

      Our principal executive offices are located at 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316. Our telephone number is (954)-523-2200.

      INVESTING IN THE SHARES INVOLVES RISKS. SEE "ITEM 1A - RISK FACTORS" BEGINNING ON PAGE 23 OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, WHICH IS INCORPORATED BY REFERENCE HEREIN.

                              -------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

                  The date of this prospectus is March 13, 2007

                                TABLE OF CONTENTS

About this Prospectus                                         2
Forward-Looking Statements                                    2
Use of Proceeds                                               5
Description of Common Stock                                   5
Selling Stockholders                                          7
Where You Can Find More Information                           7
Incorporation of Certain Documents by Reference               7
Legal Matters                                                 8
Experts                                                       8

                              ABOUT THIS PROSPECTUS

      This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933. By using a shelf registration statement, we or the selling stockholders may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

      You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with other information.

      References in this prospectus supplement to "SEACOR," "we," "us," and "our" refer to SEACOR Holdings Inc. and its subsidiaries, unless the context otherwise requires.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Certain of the statements contained in this prospectus and in documents incorporated by reference in this prospectus are "forward-looking" statements as defined under the Private Securities Litigation Reform Act of 1995. Generally, the words "expect," "believe," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. All statements which address future operating performance, events or developments that we expect or anticipate will occur in the future, and statements expressing general optimism about future operating results, are forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. As and when made, management believes that these forward-looking statements are reasonable. However, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

      Factors exist that could cause our actual results to differ materially from the expected results described in or underlying our company's forward-looking statements. Some of such factors are described under "Risk Factors" in our annual report on Form 10-K and in similar sections of documents incorporated into this prospectus by reference. Such factors include:

o Demand for many of our services substantially depends on the level of activity in the offshore oil and natural gas exploration, development and production industry.

o     Our international operations, which involve additional risks such as
      (i) restrictive actions by foreign governments, (ii) foreign taxation and changes in foreign tax laws, (iii) limitations on the repatriation of earnings, (iv) changes in currency exchange rates, (v) local cabotage and local ownership laws and requirements, (vi) nationalization and expropriation, (vii) loss of contract rights, and
      (viii) political instability, war and civil disturbances or other risks that may limit or disrupt markets.

o Unstable political, military and economic conditions in foreign countries where a significant proportion of our Offshore Marine Services' operations are conducted could adversely impact our business.

o Our Offshore Marine Services, Marine Transportation Services and Aviation Services businesses rely on several customers for a significant share of their revenues, the loss of which could adversely affect their businesses and operating results.

o     Risk associated with consolidation of our customer base.

o     We maybe unable to maintain or replace our vessels as they age.

o An increase in the supply of offshore support vessels or tankers would likely have an adverse impact on the charter rates earned by our offshore support vessels and tankers.

o If we do not restrict the amount of foreign ownership of our common stock, we could be prohibited from operating our offshore support vessels, inland river vessels and barges and tankers in parts of the U.S. and could be prohibited from operating our helicopters, which would adversely impact our business and operating results.

o Our Marine Transportation Services business could lose the protection afforded by the Merchant Marine Act of 1920, as amended, which would result in additional competition.

o Our failure to maintain an acceptable safety record may have an adverse impact on our ability to retain customers.

o The Outer Continental Shelf Lands Act, as amended, provides the federal government with broad discretion in regulating the leasing of offshore resources for the production of oil and gas.

o Operational risks could disrupt our Offshore Marine Services, Marine Transportation Services, Harbor and Offshore Towing Services and Aviation Services businesses and expose us to liability.

o Our Aviation Services business may be subject to adverse weather conditions and seasonality.

o A decline in demand for domestic refined petroleum products, crude oil or chemical products, or a change in existing methods of delivery.

o Construction of additional refined petroleum product, natural gas or crude oil pipelines could have a material adverse effect on our tanker and towing revenues.

o We may have to phase out some of our single-hull tankers from petroleum product transportation service in U.S. waters.

o We are subject to complex laws and regulations, including environmental laws and regulations that can adversely affect the cost, manner or feasibility of doing business.

o     Spill response revenue is subject to significant volatility.

o A relaxation of oil spill regulation or enforcement could reduce the demand for our Environmental Services business.

o A change in, or revocation of our National Response Corporation's classification as an Oil Spill Removal Organization would result in a loss of business.

o Our Environmental Services business could incur liability in connection with providing spill response services.

o Our Inland River Services business could be adversely affected by (i) the decline in U.S. grain exports, (ii) international economic and political factors, (iii) seasonal activity, (iv) adverse weather and river conditions, (v) fuel price fluctuations, and (vi) variation in freight rates.

o Our insurance coverage may be inadequate to protect us from the liabilities that could arise in our businesses.

o Our inability to attract and retain qualified personnel could have an adverse effect on our business.

      Accordingly, there can be no assurance that the forward-looking statements contained herein will occur or that objectives will be achieved. All written and verbal forward-looking statements attributable to SEACOR Holdings Inc. or persons acting on our behalf are expressly qualified in their entirety by such factors.

                                 USE OF PROCEEDS

      Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any common stock that may be offered hereby for general corporate purposes. Such general corporate purposes may include, but are not limited to, the funding of our operations, reducing or refinancing our indebtedness or the indebtedness of our subsidiaries, financing possible acquisitions and redeeming outstanding securities. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that common stock is sold by a selling stockholder. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of common stock.

                           DESCRIPTION OF COMMON STOCK

      Our authorized capital stock is 60,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value. As of February 22, 2007, 24,531,005 shares of common stock and no shares of preferred stock were outstanding. In addition to the summary of our capital stock that follows, we encourage you to review our restated certificate of incorporation, as amended, and second amended and restated bylaws, each of which we have filed with the SEC.

      Our certificate of incorporation restricts the amount of our equity securities that may be beneficially owned by foreign persons.

      Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a plurality of the shares of common stock entitled to vote in any election of directors may elect directors. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS.

      Certain provisions of our certificate of incorporation and bylaws, which we summarize in the following paragraphs, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

      Our certificate of incorporation requires the affirmative vote of the holders of not less than 66 2/3% of the voting power of our outstanding shares to approve any merger, consolidation or similar business combination transaction in which we are not the surviving corporation or in which our shares are exchanged for or changed into other securities, cash or other property, or any combination thereof.

      Our certificate of incorporation provides that stockholders may take action by written consent, but only if the holders of at least 66 2/3% of the voting power of our outstanding shares so consent. Special meetings of stockholders may be called only by the chairman of the board of directors, the president or a majority of the board of directors.

      Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders or at a special meeting of stockholders, must provide timely notice of their proposals to the secretary in writing. To be timely as to bringing business before an annual meeting of stockholders, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 90 calendar days prior to the anniversary of the previous year's annual meeting of stockholders (or, if there was no prior annual meeting, not less than 90 calendar days before the second Tuesday in May of the current year). If the date of the annual meeting of stockholders has been changed to be more than 20 days earlier than or 60 days after such anniversary, for notice by the stockholder to be timely, we must receive such notice not later than the later of:

      *     90 days prior to such annual meeting of stockholders, or

      * the seventh day following the date on which notice of the date of the meeting is given to stockholders or made public, whichever occurs first.

      To be timely as to nominating candidates for election as directors, a stockholder's notice must be delivered or mailed and received by our secretary not less than, with respect to an election at an annual meeting, 90 calendar days prior to the anniversary of the previous year's annual meeting, or, if there was no prior annual meeting not less than 90 calendar days prior to the third Tuesday in October of the current year. With respect to an election at a special meeting of stockholders, our secretary must receive the stockholder's notice not less than the close of business on the fifth calendar day following the date on which notice of the meeting is given to stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholder's notice both as to bringing business before an annual meeting of stockholders and as to nominating candidates for election as directors. These provisions could have the effect of delaying stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

      Our certificate of incorporation and our bylaws require the affirmative vote of the holders of not less than 66 2/3% of the voting power of our outstanding shares to amend or adopt provisions inconsistent with several of the provisions described that may have an anti-takeover effect.

      The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

      The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS.

      As permitted by applicable Delaware law, our restated certificate of incorporation includes a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to limited exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors under a variety of circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. We have also obtained insurance in amounts commensurate with similar public companies covering our directors and officers from claims made in connection with their serving as our directors and officers. We believe that these indemnification provisions are necessary to attract and retain qualified persons as directors and officers.

      At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be granted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              SELLING STOCKHOLDERS

      Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securiies Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that are incorporated by reference.

                       WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the information and reporting requirements of the Exchange Act, under which we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC's public reference room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public on the SEC's website at http://www.sec.gov, which contains reports, proxies and information statements and other information regarding issuers that file electronically. In addition, our SEC filings are available on our website at http://www.seacorholdings.com.

      You may request a copy of these filings at no cost by writing or telephoning us at the following address:

                              SEACOR Holdings Inc.
                               INVESTOR RELATIONS
                        2200 Eller Drive, P.O. Box 13038
                         Fort Lauderdale, Florida, 33316
                                 (954) 523-2200.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby "incorporate by reference" the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

      o     Our Annual Report on Form 10-K for the year ended December 31, 2006;
            and

      o The description of our common stock contained in our registration statement on Form 8-A filed on October 8, 1996 and any amendment or report filed for the purpose of updating such description.

      All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, also shall be deemed to be incorporated by reference in this prospectus, unless otherwise provided in the relevant document. These additional documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

      Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. You may request a copy of these filings at no cost by writing or telephoning us at the following address:

                              SEACOR Holdings Inc.
                               INVESTOR RELATIONS
                        2200 Eller Drive, P.O. Box 13038
                         Fort Lauderdale, Florida, 33316
                                 (954) 523-2200.

                                  LEGAL MATTERS

      The validity of the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

                                     EXPERTS

      Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2006, and management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and management's assessment are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The expenses of SEACOR Holdings Inc. (the "Registrant") in connection with the distribution of the securities being registered hereunder are set forth below and will be borne by the Registrant. All expenses are estimated other than the SEC registration fee.

            Securities and Exchange Commission registration fee        *
            Printing expenses                                          -
            Accounting fees and expenses                         $     5,000
            Legal fees and expenses                              $    35,000
            Miscellaneous                                        $     5,000
                                                                 -----------
                                          Total                  $    45,000
                                                                 -----------

      * In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of the registration fee for the securities offered by this prospectus.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      As more fully described below, Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") permits Delaware corporations to indemnify each of their present and former directors or officers under certain circumstances, provided that such persons acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the corporation. Article III of our Amended and Restated Bylaws provides that we will indemnify, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended from time to time, all persons whom we may indemnify pursuant thereto and in the manner prescribed thereby.

      Specifically, Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of

Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above.

      Section 145 of the DGCL permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

      Section 102(b) of the DGCL enables a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Our certificate of incorporation contains provisions that limit the personal liability of each of our directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director. These provisions eliminate personal liability to the fullest extent permitted by the DGCL.

ITEM 16.    EXHIBITS

EXHIBIT
NUMBER                               DESCRIPTION
-------   ----------------------------------------------------------------------

4.1 Investment and Registration Rights Agreement, dated as of March 14, 1995, by and among SEACOR Holdings Inc., Miller Family Holdings, Inc., Charles Fabrikant, Mark Miller, Donald Toenshoff, Alvin Wood, Granville Conway and Michael Gellert (incorporated herein by reference to Exhibit 4.0 of the Company's Current Report on Form 8-K filed with the Commission on March 14, 1995).

4.2 Investment and Registration Rights Agreement, dated as of May 31, 1996, among SEACOR Holdings Inc. and the persons listed on the signature pages thereto (incorporated herein by reference to Exhibit
          10.8 of the Company's Current Report on Form 8-K filed with the Commission on June 7, 1996).

4.3 Registration Rights Agreement, dated November 5, 1996, between SEACOR Holdings Inc. and Credit Suisse First Boston Corporation, Salomon Brothers Inc. and Wasserstein Perella Securities, Inc. (incorporated herein by reference to Exhibit 4.1 of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996 filed with the Commission on November 14, 1996).

4.4       Investment and Registration Rights Agreement, dated as of
          December 19, 1996, by and between SEACOR Holdings Inc. and Smit International Overseas B.V. (incorporated herein by reference to Exhibit 4.0 of the Company's Current Report on Form 8-K filed with the Commission on December 24, 1996).

4.5 Investment and Registration Rights Agreement, dated as of January 3, 1997, among SEACOR Holdings Inc., Acadian Offshore Services, Inc., Galaxie Marine Service, Inc., Moonmaid
          Marine, Inc. and Triangle Marine, Inc. (incorporated herein by reference to Exhibit 4.6 of the Company's Registration Statement on Form S-3 (No. 333-20921) filed with the Commission on January 31, 1997).

4.6 Investment and Registration Rights Agreement, dated October 27, 1995, by and between SEACOR Holdings Inc. and Coastal Refining and Marketing, Inc. (incorporated herein by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-3 (No. 33-97868) filed with the Commission on November 17, 1995).

4.7 Investment and Registration Rights Agreement, dated November 14, 1995, by and between SEACOR Holdings Inc. and Compagnie Nationale de Navigation (incorporated herein by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-3 (No. 33-97868) filed with the Commission on November 17, 1995).

4.8 Registration Agreement, dated as of September 22, 1997, between SEACOR Holdings Inc. and the Initial Purchasers (as defined therein) (incorporated herein by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-4 (No. 333-38841) filed with the Commission on October 27, 1997).

4.9 Investment and Registration Rights Agreement, dated as of April 19, 2000, among SEACOR SMIT Inc. and the other parties thereto (incorporated herein by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-3 (No. 333-37492) filed with the Commission on May 19, 2000).

4.10 Investment and Registration Rights Agreement, dated as of December 19, 2000, among SEACOR SMIT Inc. and the other parties thereto (incorporated herein by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-3 (No. 333-56842) filed with the Commission on March 9, 2001).

4.11 Investment and Registration Rights Agreement, dated as of January 9, 2001, among SEACOR SMIT Inc. and the other parties thereto (incorporated herein by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-3 (No. 333-56842) filed with the Commission on March 9, 2001).

4.12 Registration Rights Agreement, dated December 17, 2004, between the Company and Credit Suisse-First Boston LLC (incorporated herein by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K filed with the Commission on March 14, 2005).

4.13 Registration Rights Agreement, dated March 16, 2005, by and among SEACOR Holdings Inc. and the holders named therein (incorporated herein reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed with the Commission on March 17, 2005).

4.14 Stockholders' Agreement, dated as of March 16, 2005, among SEACOR Holdings, Inc., SBLK Acquisition Corp., CORBULK LLC and the stockholders named therein (incorporated herein reference to Exhibit
          10.1 of the Company's Current Report on Form 8-K filed with the Commission on March 17, 2005).

4.15 Registration Rights Agreement dated as of August 5, 2003 between Seabulk International, Inc. and Credit Suisse First Boston LLC, Banc of America Securities LLC, RBC Dominion Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated herein by reference to Exhibit 4.8 of Seabulk International, Inc.'s Registration Statement on Form S-4 (No. 333-110138) filed with the Commission on October 31, 2003).

5.1       Opinion of Weil, Gotshal & Manges LLP (1)

23.1 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (1)

23.2 Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 to this Registration Statement) (1)

(1)  Filed herewith
------------------------------------------------------------------------------

ITEM 17.    UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

      (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

      (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 12, 2007.

                                 SEACOR HOLDINGS INC.


                                 By:  /s/  CHARLES FABRIKANT
                                    ------------------------------------------
                                               CHARLES FABRIKANT
                                    CHAIRMAN OF THE BOARD, PRESIDENT  AND CHIEF
                                               EXECUTIVE OFFICER


      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles Fabrikant, Alice N. Gran, Esq., Dick Fagerstal, and Richard Ryan, each of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, with full power to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                          TITLE                 DATE
          ---------                          -----                 ----


/s/  CHARLES FABRIKANT               Chairman of the Board of     March 12, 2007
------------------------------       Directors, President and
     CHARLES FABRIKANT                 Chief Executive Officer
                                   (Principal Executive Officer)


/s/  RICHARD RYAN                    Senior Vice President and    March 12, 2007
------------------------------        Chief Financial Officer
       RICHARD RYAN                    (Principal Accounting
                                             Officer)


/s/  MATTHEW CENAC                   Vice President and Chief     March 12, 2007
------------------------------          Accounting Officer
       MATTHEW CENAC                  (Principal Accounting
                                            Officer)


/s/  CHRISTOPHER REGAN                       Director             March 12, 2007
------------------------------
     CHRISTOPHER REGAN


/s/  PIERRE DE DEMANDOLX                     Director             March 12, 2007
------------------------------
    PIERRE DE DEMANDOLX

         SIGNATURE                             TITLE               DATE
         ---------                             -----               ----


/s/  RICHARD M. FAIRBANKS, III               Director             March 12, 2007
------------------------------
 RICHARD M. FAIRBANKS, III


/s/  MICHAEL E. GELLERT                      Director             March 12, 2007
------------------------------
    MICHAEL E. GELLERT


/s/  JOHN C. HADJIPATERAS                    Director             March 12, 2007
------------------------------
   JOHN C. HADJIPATERAS


/s/  OIVIND LORENTZEN                        Director             March 12, 2007
------------------------------
     OIVIND LORENTZEN


/s/  ANDREW R. MORSE                         Director             March 12, 2007
------------------------------
      ANDREW R. MORSE


/s/  STEPHEN STAMAS                          Director             March 12, 2007
------------------------------
      STEPHEN STAMAS


/s/  STEVEN J. WISCH                         Director             March 12, 2007
------------------------------
      STEVEN J. WISCH


/s/  STEVEN WEBSTER                          Director             March 12, 2007
------------------------------
      STEVEN WEBSTER